UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2024

NEURONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38546	33-1051425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3222 Phoenixville Pike, Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 640-4202

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	STIM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Neuronetics, Inc. (“Neuronetics” or the “Company”) issued a press release to announce the receipt of an interim order in respect of the proposed arrangement and to provide details of the shareholder meetings. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Exhibit 99.1 is incorporated herein by reference.

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such a filing.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995:

The press release contains estimates and other statistical data prepared by independent parties and by Neuronetics relating to market size and growth and other data about the industry in which the Company operates. These estimates and data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates and data.

Certain statements in the press release, including the documents incorporated by reference therein, include “forward-looking statements” within the meaning of U.S. federal securities laws. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words or expressions such as “expect”, “anticipate”, “intend”, “plan”, “believe”, “estimate”, “may”, “will”, “project”, “could”, “should”, “would”, “seek”, “forecast”, “expect”, “anticipate”, “predict”, “outlook”, “potential”, or other similar expressions, including without limitation the negative of these terms. Forward-looking statements represent current judgments about possible future events, including, but not limited to statements regarding expectations or forecasts of business, operations, financial performance, prospects, and other plans, intentions, expectations, estimates, and beliefs relating to the proposed transaction between Greenbrook TMS Inc. (“Greenbrook”) and Neuronetics, such as statements regarding the combined operations and prospects of Greenbrook and Neuronetics, estimates of pro forma financial information of the combined company, the current and projected market, growth opportunities and synergies for the combined company, federal and state regulatory tailwinds, the expected cash balance of Greenbrook at the time of the closing of the proposed Arrangement (as such term is defined in the Neuronetics preliminary proxy statement), expectations regarding Neuronetics’ ability to leverage Greenbrook’s assets, the expected composition of the management and the board of directors of the combined company, gross margin and future profitability expectations, and the timing and completion of the Arrangement, including the satisfaction or waiver of all the required conditions thereto. These forward-looking statements are based upon the current beliefs and expectations of the management of Neuronetics and are subject to known and unknown risks and uncertainties. Factors that could cause actual events to differ include, but are not limited to:

•	the inherent uncertainty associated with financial or other projections or outlooks, including due to the unpredictability of the underlying assumptions, adjustments and estimates;

•	Neuronetics’ ability to maintain the listing requirements of Nasdaq;

•	the total addressable market of Neuronetics’ and Greenbrook’s businesses;

•	general economic conditions in the markets where Neuronetics and Greenbrook operate;

•

the expected timing of any regulatory approvals relating to the Arrangement, the businesses of Greenbrook and Neuronetics and of the combined company and product launches of such businesses and companies;

•	the non-performance of third-party vendors and contractors;

•	the risks related to the combined company’s ability to successfully sell its products and the market reception to and performance of its products;

•	Greenbrook’s, Neuronetics’, and the combined company’s compliance with, and changes to, applicable laws and regulations;

•	the combined company’s limited operating history;

•	the combined company’s ability to manage growth;

•	the combined company’s ability to obtain additional or suitable financing;

•	the combined company’s ability to expand product offerings;

•	the combined company’s ability to compete with others in its industry;

•	the combined company’s ability to protect its intellectual property;

•	the retention of employees of Greenbrook and Neuronetics following the announcement of the Arrangement;

•	Greenbrook’s, Neuronetics’, and the combined company’s ability to defend against legal proceedings;

•	the combined company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors;

•	the combined company’s ability to achieve the expected benefits from the Arrangement within the expected time frames or at all;

•	the incurrence of unexpected costs, liabilities or delays relating to the proposed Arrangement;

•	the satisfaction (or waiver) of closing conditions to the consummation of the Arrangement, including with respect to the approval of Neuronetics Stockholders and Greenbrook Shareholders;

•

the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Arrangement Agreement (as such term is defined in the Neuronetics preliminary proxy statement);

•	the disruption of the attention of management of Greenbrook and Neuronetics from ongoing business operations due to the Arrangement Agreement;

•	the outcome of any legal proceedings related to the Arrangement Agreement;

•	the fact that the trading price of the Greenbrook Shares or the Neuronetics Shares may decline significantly if the Arrangement is not completed;

•	the effect of the announcement or pendency of the transaction on the combined company’s business relationships, operating results and business generally; and

•

other economic, business, competitive, and regulatory factors affecting the businesses of the companies generally, including, but not limited to, those set forth in Greenbrook’s filings with the SEC and the Canadian Securities Administrators, including in the “Risk Factors” section of the Greenbrook 10-K and any subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”) and the Canadian Securities Administrators, and those set forth in Neuronetics’ filings with the SEC, including in the “Risk Factors” section of Neuronetics’ Annual Report on Form 10-K filed with the SEC on March 8, 2024 and any subsequent SEC filings. These documents with respect to Greenbrook can be accessed on Greenbrook’s website at https://www.greenbrooktms.com/investor-relations, on Greenbrook’s SEDAR+ profile at www.sedarplus.ca or on Greenbrook’s EDGAR profile at www.sec.gov and these documents with respect to Neuronetics can be accessed on Neuronetics’ website at https://ir.neuronetics.com/ or on Neuronetics’ EDGAR profile at www.sec.gov.

Readers are cautioned not to place undue reliance on forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or, if any of them do, what impact they will have on the results of operations and financial condition of Greenbrook, Neuronetics or the combined company. Forward-looking statements speak only as of the date they are made, and Greenbrook, Neuronetics and the combined company undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where they are expressly required to do so by law.

Projections used in the press release are considered forward looking statements. See cautionary statement above regarding forward-looking statements. Forward-looking information representing post-closing expectations is inherently uncertain. Estimates such as expected accretion, expected future production, internal rate of return, financial flexibility and balance sheet strength are preliminary in nature. There can be no assurance that the proposed Arrangement will close or that the forward-looking information will prove to be accurate.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Neuronetics, Greenbrook and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Neuronetics’ stockholders in connection with the transaction. Neuronetics’ stockholders and other interested persons may obtain, without charge, more detailed information (i) regarding the directors and officers of Neuronetics in Neuronetics’ Annual Report on Form 10-K filed with the SEC on March 8, 2024, its proxy statement relating to its 2024 Annual Meeting of Stockholders filed with the SEC on April 11, 2024 and other relevant materials filed with the SEC when they become available; and (ii) regarding Greenbrook’s directors and officers in Greenbrook’s Annual Report on Form 10-K filed with the SEC and on SEDAR+ on April 25, 2024 and other relevant materials filed with the SEC and on SEDAR+, as applicable, when they become available. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Neuronetics’ stockholders in connection with the transaction is set forth in the Neuronetics preliminary proxy statement filed with the SEC on September 17, 2024. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction is included in the Neuronetics preliminary proxy statement filed with the SEC on September 17, 2024.

Notice Regarding Information

Descriptions in the press release of the terms of the Arrangement Agreement, the Plan of Arrangement, the Greenbrook Voting and Support Agreements, the Neuronetics Voting and Support Agreements, the TL Conversion Agreement are summaries of the terms of those documents. Neuronetics Stockholders are urged to carefully read the full text of each of these documents. A copy of the complete text of the Arrangement Agreement and Plan of Arrangement is an exhibit to Neuronetics Current Report on Form 8-K filed with the SEC on August 13, 2024. The complete text of the Greenbrook Voting and Support Agreements is available on Neuronetics’ EDGAR profile at www.sec.gov and the complete text of the Neuronetics Voting and Support Agreements is available on Neuronetics’ EDGAR profile at www.sec.gov. The complete text of the TL Conversion Agreement is available on Greenbrook’s EDGAR profile at www.sec.gov and on Greenbrook’s SEDAR+ profile at www.sedarplus.ca.

The press release contains industry, market and competitive position data from Neuronetics’ own internal estimates and research as well as industry and general publications and research surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Neuronetics’ internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which Neuronetics operates and its management’s understanding of industry conditions. While Neuronetics believes that each of these studies and publications is reliable, Neuronetics has not independently verified market and industry data from third party sources. While Neuronetics believes its internal company research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), from time to time we may use or publicly disclose certain non-GAAP financial measures in the course of our financial presentations, earnings releases, earnings conference calls, and otherwise. For these purposes, the SEC defines a non-GAAP financial measure as a numerical measure of historical or future financial performance, financial positions, or cash flows that (i) exclude amounts, or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with GAAP in financial statements, and (ii) include amounts, or is subject to adjustments that effectively include amounts, that are excluded from the most directly comparable measure so calculated and presented.

Non-GAAP financial measures are provided as additional information to investors to provide an alternative method for assessing our financial condition and operating results. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better evaluate our performance and profitability. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. These measures should be used in addition to and in conjunction with results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures.

Pursuant to the requirements of Regulation G, whenever we refer to a non-GAAP financial measure, we will also generally present, the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference with such comparable GAAP financial measure.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)

Adjusted EBITDA is defined as net income/(loss) before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude stock-based compensation, other non-recurring items, and EBITDA attributable to non-controlling interest. We use Adjusted EBITDA to evaluate operating performance, and this financial measure is among the primary measures we use for planning and forecasting future periods. We further believe that the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Neuronetics and Greenbrook TMS Announce Receipt of Interim Order in Respect of Proposed Arrangement and Provide Details of Shareholder Meetings

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2024	NEURONETICS, INC.

	By:	/s/ W. Andrew Macan
W. Andrew Macan
EVP, GC & Chief Compliance Officer

3

Exhibit 99.1

Neuronetics and Greenbrook TMS Announce Receipt of Interim Order in Respect

of Proposed Arrangement and Provide Details of Shareholder Meetings

Malvern, PA and Toronto, ON – October 4, 2024 – Neuronetics, Inc. (NASDAQ: STIM) (“Neuronetics”) and Greenbrook TMS Inc. (OTCMKTS: GBNHF) (“Greenbrook”) today announced that the Ontario Superior Court of Justice (Commercial List) (the “Court”) has granted an interim order (the “Interim Order”) in connection with the previously announced statutory plan of arrangement under section 182 of the Business Corporations Act (Ontario) (the “Plan of Arrangement”), pursuant to which, subject to the satisfaction or waiver of all applicable conditions precedent, Neuronetics will acquire all of the issued and outstanding common shares of Greenbrook (“Greenbrook Shares”) in an all-stock transaction (the “Arrangement”). The Interim Order authorizes the calling and holding of a special meeting (the “Greenbrook Special Meeting”) of holders of Greenbrook Shares (“Greenbrook Shareholders”), the granting of dissent rights to registered Greenbrook Shareholders and other matters relating to the conduct of the Greenbrook Special Meeting.

Subject to the terms of the Plan of Arrangement, each Greenbrook Share outstanding immediately prior to the effective time of the Arrangement (other than all Greenbrook Shares held by Greenbrook Shareholders who have validly exercised rights of dissent in respect of the Arrangement) is expected to be exchanged for 0.01149 of a share of Neuronetics common stock (“Neuronetics Shares”) at the closing of the Arrangement, subject to adjustment for any interim funding by Madryn Asset Management, LP or its affiliates (“Madryn”) and other customary adjustments prior to the closing of the Arrangement. Upon completion of the Arrangement, the pre-Arrangement holders of Neuronetics Shares (“Neuronetics Stockholders”) and Greenbrook Shareholders are expected to own approximately 57% and 43% of the combined company, respectively, on a fully diluted basis.

On the unanimous recommendation of a special committee of the board of directors of Greenbrook (the “Greenbrook Board”) consisting entirely of independent directors, the Greenbrook Board unanimously determined that the Arrangement is fair to Greenbrook Shareholders (other than Madryn) and in the best interests of Greenbrook. The Greenbrook Board unanimously recommends that the Greenbrook Shareholders vote in favour of the resolution relating to the Arrangement at the Greenbrook Special Meeting.

The board of directors of Neuronetics (the “Neuronetics Board”) unanimously determined that the Arrangement is in the best interests of Neuronetics. The Neuronetics Board unanimously recommends that Neuronetics Stockholders vote in favor of the resolutions relating to the Arrangement at the special meeting of Neuronetics Stockholders (the “Neuronetics Special Meeting”).

Details of the Greenbrook Special Meeting and Implementation of the Arrangement

The Greenbrook Special Meeting will be held on Friday, November 8, 2024 at 8:00 a.m. (Eastern time) in a virtual only format. Greenbrook Shareholders of record as of the close of business on October 4, 2024 are entitled to receive notice of, to participate in and to vote their Greenbrook Shares at the Greenbrook Special Meeting. The joint proxy statement/management information circular (the “Joint Proxy Statement/Circular”) and related proxy materials in respect of the Greenbrook Special Meeting have been filed and are available under Greenbrook’s profile on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. The Joint Proxy Statement/Circular and related materials will also be mailed to Greenbrook Shareholders on or about October 17, 2024. Details of the Greenbrook Special Meeting and how Greenbrook Shareholders or their duly appointed proxyholders can virtually attend, access and participate in the Greenbrook Special Meeting are set out in the Joint Proxy Statement/Circular.

Implementation of the Arrangement is subject to the approval at the Greenbrook Special Meeting by: (i) at least two-thirds (66 2/3%) of votes cast by Greenbrook Shareholders present or represented by proxy and entitled to vote at the Greenbrook Special Meeting, and (ii) a simple majority (more than 50%) of the votes cast by Greenbrook Shareholders present or represented by proxy and entitled to vote at the Greenbrook Special Meeting, other than the votes attached to the Greenbrook Shares held by Madryn, Bill Leonard, and Greenbrook Shares held by any other shareholder required to be excluded under Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions.

Details of the Neuronetics Special Meeting and Implementation of the Arrangement

The Neuronetics Special Meeting will be held on Friday, November 8, 2024 at 8:00 a.m. (Eastern time) in a virtual only format. Neuronetics Stockholders of record as of the close of business on September 20, 2024 are entitled to receive notice of, to participate in and to vote their Neuronetics Shares at the Neuronetics Special Meeting. The Joint Proxy Statement/Circular and related proxy materials in respect of the Neuronetics Special Meeting have been filed and are available under Neuronetics’ profile on EDGAR at www.sec.gov. Details of the Neuronetics Special Meeting and how Neuronetics Stockholders or their duly appointed proxyholders can virtually attend, access and participate in the Neuronetics Special Meeting are set out in the Joint Proxy Statement/Circular.

Implementation of the Arrangement is subject to the affirmative vote of a majority of votes cast at the Neuronetics Special Meeting in respect of the Neuronetics Charter Amendment Proposal (as defined in the Joint Proxy Statement/Circular) and the Neuronetics Share Issuance Proposal (as defined in the Joint Proxy Statement/Circular).

About Greenbrook

Operating through 118 company-operated treatment centers, Greenbrook is a leading provider of Transcranial Magnetic Stimulation (“TMS”) and Spravato®, FDA-cleared, non-invasive therapies for the treatment of Major Depressive Disorder (“MDD”) and other mental health disorders, in the United States. TMS therapy provides local electromagnetic stimulation to specific brain regions known to be directly associated with mood regulation. Spravato® is offered to treat adults with treatment-resistant depression and depressive symptoms in adults with MDD with suicidal thoughts or actions. Greenbrook has provided more than 1.61 million treatments to over 49,000 patients struggling with depression.

About Neuronetics

Neuronetics believes that mental health is as important as physical health. As a global leader in neuroscience, Neuronetics is redefining patient and physician expectations with its NeuroStar Advanced Therapy for Mental Health. NeuroStar is a non-drug, noninvasive treatment that can improve the quality of life for people suffering from neurohealth conditions when traditional medication hasn’t helped. NeuroStar is indicated for the treatment of depressive episodes and for decreasing anxiety symptoms for those who may exhibit comorbid anxiety symptoms in adult patients suffering from MDD and who failed to achieve satisfactory improvement from previous antidepressant medication treatment in the current episode. It is also FDA-cleared as an adjunct for adults with obsessive-compulsive disorder and for adolescent patients aged 15-21 with MDD. NeuroStar Advanced Therapy is the leading TMS treatment for MDD in adults with over 6.4 million treatments delivered. Neuronetics is committed to transforming lives by offering an exceptional treatment that produces extraordinary results. For safety and prescribing information, NeuroStar.com.

Greenbrook Contact

Glen Akselrod

Investor Relations

Greenbrook TMS Inc.

Contact Information:

investorrelations@greenbrooktms.com

1-855-797-4867

Neuronetics Contact

Investors:

Mike Vallie or Mark Klausner

ICR Westwicke

443-213-0499

ir@neuronetics.com

Media:

EvolveMKD

646-517-4220

NeuroStar@evolvemkd.com

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Statements in this press release that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as “outlook,” “potential,” “believe,” “expect,” “plan,” “anticipate,” “predict,” “may,” “will,” “could,” “would” and “should” as well as the negative of these terms and similar expressions. These statements include those relating to the proposed combination of Greenbrook and Neuronetics and the timing thereof. These statements are subject to significant risks and uncertainties and actual results could differ materially from those projected. Investors are cautioned not to place undue reliance on the forward-looking statements contained in this press release. These risks and uncertainties include, without limitation, risks and uncertainties related to: (i) the parties’ ability to meet expectations regarding the timing and completion of the Arrangement; (ii) the occurrence of any event, change or other circumstance that would give rise to the termination of the arrangement agreement dated as of August 11, 2024 between Neuronetics and Greenbrook (the “Arrangement Agreement”); (iii) the fact that Greenbrook Shareholders and Neuronetics Stockholders may not approve the Arrangement; (iv) the fact that certain terminations of the Arrangement Agreement require Greenbrook or Neuronetics to pay a termination fee; (v) the failure to satisfy each of the conditions to the consummation of the Arrangement; (vi) the disruption of management’s attention from ongoing business operations due to the Arrangement; (vii) the effect of the Arrangement on Greenbrook’s and Neuronetics’ relationships with their respective customers, as well as their respective operating results and business generally; (viii) the outcome of any legal proceedings related to the Arrangement; (ix) retention of employees of Greenbrook following the completion of the Arrangement; (x) the fact that Greenbrook’s and Neuronetics’ stock price may decline significantly if the Arrangement is not completed; and other factors described under the heading “Risk Factors” in the Joint Proxy Statement/Circular, Neuronetics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and Greenbrook’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as each may be updated or supplemented by subsequent reports that Neuronetics has filed or files with the Securities and Exchange Commission (the “SEC”) and Greenbrook has filed or files with the SEC and on SEDAR+. These forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, Neuronetics and Greenbrook undertake no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events, or changes in their expectations.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

Neuronetics, Greenbrook and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Neuronetics Stockholders in connection with the Arrangement. Neuronetics Stockholders and other interested persons may obtain, without charge, more detailed information (i) regarding the directors and officers of Neuronetics in Neuronetics’ Annual Report on Form 10-K filed with the SEC on March 7, 2024, its proxy statement relating to its 2024 Annual Meeting of Stockholders filed with the SEC on April 11, 2024 and other relevant materials filed with the SEC when they become available; and (ii) regarding the directors and executive officers of Greenbrook in Greenbrook’s Annual Report on Form 10-K filed with the SEC and on SEDAR+ on April 25, 2024 and other relevant materials filed with the SEC and on SEDAR+, as applicable, when they become available. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Neuronetics Stockholders in connection with the Arrangement are set forth in the Joint Proxy Statement/Circular. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Arrangement are included in the Joint Proxy Statement/Circular that Neuronetics and Greenbrook has filed with the SEC and on SEDAR+, as applicable.